UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               January 30, 2006

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction               (Commission                           (IRS Employer
       of Incorporation)                           File Number)                          Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 30, 2006, Inspire Pharmaceuticals, Inc. issued a press release, attached to and made part of this report, announcing plans to initiate a Phase 3 program to advance denufosol tetrasodium for the treatment of cystic fibrosis.

Inspire plans to release its fourth quarter 2005 earnings and provide financial guidance for 2006 on Tuesday morning, February 28, 2006.  In addition, Inspire will be hosting an R&D Luncheon Meeting for investors and analysts in New York City on Tuesday, March 21, 2006 to review several pipeline programs and scientific data in more depth. Inspire will provide the time of the earnings call and additional information on the R&D meeting closer to their respective dates. Finally, Inspire has been notified that a meeting with the FDA regarding diquafosol tetrasodium for dry eye has been scheduled for late March 2006 in order to accommodate the schedules of key representatives from the FDA as well as several dry eye experts who will attend the meeting with the Inspire team.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. Description

99.1 Press Release dated January 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By: /s/ Thomas R. Staab
Thomas R. Staab, II,
Chief Financial Officer and Treasurer

Dated: January 30, 2006

EXHIBIT INDEX

No. Description

99.1 Press Release dated January 30, 2006